Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement and to the incorporation by reference of our report dated August 22, 2014, with respect to the financial statements and financial highlights of Touchstone Ohio Tax-Free Money Market Fund, a series of Touchstone Tax-Free Trust, included in the Annual Report to Shareholders for the fiscal year ended June 30, 2014, in this Registration Statement under the Securities Act of 1933 (Form N-14) of the Money Market Obligations Trust, filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated October 30, 2014, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated October 30, 2014, of the Touchstone Ohio Tax-Free Money Market Fund as filed with the Securities and Exchange Commission on October 23, 2014, incorporated by reference in this Registration Statement.

  /s/ Ernst & Young LLP

Cincinnati, Ohio

March 24, 2015